EXHIBIT 99.3

CONTACT:
George B. Sundby
Executive Vice President and
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO, June 7, 2005 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high third quarter cash dividend of $0.105 per common share payable on August 1, 2005 to stockholders of record on July 8, 2005. This will be ABM’s 157th consecutive quarterly cash dividend, and is $0.005 (5.0%) above the $0.100 per share quarterly dividend rate paid for the third quarter of 2004.

About ABM Industries:
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2004 revenues in excess of $2.4 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial Security (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.

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